Exhibit 99.1
NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST REPORTS THIRD QUARTER RESULTS
DALLAS ? (November 1, 2006) ? Ashford Hospitality Trust, Inc. (NYSE:AHT) today reported the following results and performance measures for the third quarter ended September 30, 2006. The proforma performance measurements for Occupancy, ADR, RevPAR, and Hotel Operating Profit include the Company’s 73 hotels. Unless otherwise stated, all reported results compare the third quarter ended September 30, 2006, to the third quarter ended September 30, 2005. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
FINANCIAL HIGHLIGHTS
•	Total revenue increased 25.4% to $126.3 million from $100.7 million
•	Net income available to common shareholders increased 76.9% to $5.9 million from $3.4 million
•	Net income available to common shareholders per share increased 12.5% to $0.09 from $0.08
•	Adjusted funds from operations (AFFO) increased 46.8% to $22.3 million from $15.2 million
•	Cash available for distribution (CAD) increased 35.2% to $19.3 million from $14.3 million
•	Declared quarterly common dividend of $0.20 per share
•	Dividend coverage YTD reaches 127% of CAD
STRONG INTERNAL GROWTH
•	Proforma revenue per available room (RevPAR) increased 9.5% for hotels not under renovation on a 6.4% increase in ADR to $115.4 and a 293-basis point improvement in occupancy
•	Proforma RevPAR increased 8.1% for all hotels on a 6.3% increase in ADR to $115.0 and 172-basis point improvement in occupancy
•	Proforma same-property hotel operating profit for hotels not under renovation improved 11.6%
•	Proforma same-property hotel operating profit margins for hotels not under renovation improved 124 basis points
CAPITAL RECYCLING AND ASSET ALLOCATION
•	Capex invested in third quarter and year-to-date totaled $10.7 million and $29.7 million, respectively
•	Capex estimated for the fourth quarter of 2006 totals $10 to $20 million
EXTERNAL GROWTH CONTINUES TO ENHANCE RETURNS
•	Total enterprise value improved to $1.8 billion at September 30, 2006
•	Mezzanine and first mortgage loan portfolio totaled $97.6 million at September 30, 2006, with an average annual unleveraged yield of 13.5%
•	Acquired Marriott Crystal City Gateway in Arlington, Virginia, for $107.2 million and planned capital improvements of $13.0 million
•	Announced acquisition of Westin O’Hare in Chicago for $125 million and planned capital improvements of $6.1 million
•	Announced acquisition of seven-hotel, upper-upscale, full-service portfolio for $267.2 million, and planned capital improvements of $35.0 to $40.0 million.
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Announces Second Quarter Results

November 1, 2006
PORTFOLIO REVPAR AND EBITDA MARGIN GROWTH REFLECT BENEFIT OF VALUE-ADDED RENOVATIONS
As of September 30, 2006, the Company had a portfolio of direct hotel investments consisting of 73 properties, all of which were classified in continuing operations. During the third quarter, 67 of the hotels included in continuing operations were not under renovation. The Company believes reporting its operating metrics for continuing operations on a proforma total basis (all 73 hotels) and proforma not-under-renovation basis (67 hotels) is a measure that reflects a meaningful and more focused comparison of the operating results in its direct hotel portfolio. The Company’s reporting by region and brand includes the results of all 73 hotels. Details of each category are provided in the tables attached to this release.
•	RevPAR growth by region was led by: West South Central (6 hotels) with a 33.4% increase; East North Central (11) with 13.2%; Mountain (5) with 12.4%; New England (4) with 11.5%; Middle Atlantic (4) with 9.3%; West North Central (2) with 5.2%; Pacific (8) with 5.1%; East South Central (4) with 3.2%; and South Atlantic (29) with 2.6%.
•	RevPAR growth by brand was led by: Radisson (6 hotels) with a 16.6% increase; Hilton (22) with 16.4%; InterContinental (2) with 10.3%; Starwood (2) with 5.1%; Marriott (37) with 3.6%; Hyatt (2) with 0.1%; and independents (2) with a -0.6%.
Ashford believes year-over-year Hotel EBITDA margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential comparisons. The range of published estimates on the Company Hotel EBITDA margin growth averaged 340bp as compared to the Company’s actual performance of a 90bp improvement. Given the substantial seasonality in the Company’s portfolio, to help investors better understand this seasonality the Company has begun providing quarterly detail on its Proforma Hotel EBITDA and Proforma Hotel EBITDA margin for the current and prior-year periods. Details of the quarterly calculations for the past two years are provided in tables attached to this release.
For all 73 hotels as of September 30, 2006, Proforma Hotel EBITDA (adjusted as if all hotels were included in both periods) increased 9.2% to $34.7 million. Proforma Hotel EBITDA margin (expressed as a percentage of Total Hotel Revenue) improved 90 basis points to 27.5%.
Monty J. Bennett, President and CEO, commented, “The performance of our portfolio and the timing and level of investment activity in the third quarter matched our stated goals. We produced yet another quarter of significant RevPAR growth and continued to improve our hotel operating profit margins. After completing a $162 million offering in late July, we made commitments to invest the capital in assets consistent with our strategy, while retaining capacity for additional transactions. Our asset management and investment teams have positioned our portfolio in strong, growing markets with high quality hotels.
FINANCING ACTIVITY LOWERS BORROWING COSTS
At September 30, 2006, the Company’s net debt, defined as total debt less cash, to total enterprise value, defined as net debt plus the market value of all common shares, preferred shares and operating partnership units outstanding, was 35.3% based upon the Company’s closing stock price of $11.93. As of September 30, 2006, the Company’s $754 million debt balance consisted of 100% of fixed-rate debt, with a total weighted average interest rate of 5.6%. The Company’s weighted average fixed-rate debt maturity is 9.1 years.
On July 25, 2006, in an underwritten follow-on public offering, the Company issued 14,950,000 shares of its common stock at $11.40 per share, which generated net proceeds of approximately $162 million. The net proceeds were used to pay-down the outstanding balance of $129 million on the Company’s credit facilities.
On September 8, 2006, the Company increased the maximum amount of its primary secured revolving credit facility to $150 million and reduced the interest rate to a range of 160 to 185 basis points over
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AHT Announces Second Quarter Results

November 1, 2006
LIBOR. The facility matures in August 2008 with two one-year extension options. Subject to certain conditions, the credit facility can be increased to $200 million.
THIRD QUARTER INVESTMENT ACTIVITY
On July 13, 2006, the Company acquired the 697-room Marriott Crystal City Gateway in Arlington, Virginia, for total consideration of $107.2 million. The consideration includes the assumption of approximately $53.3 million of existing debt at a fixed interest rate of 7.24% maturing in 2017, reimbursement of approximately $7.2 million of capital expenditure costs by the seller, and the issuance of approximately $42.7 million of limited partnership units in our operating partnership. The limited partnership units issued were priced at $11.20 per unit and are considered Class B units. They have a fixed dividend rate on the $11.20 per unit price of 6.82% in years one through three and 7.2% thereafter, and have priority in payment of cash dividends over holders of common units and common stock. The units do not have a priority in liquidation, and after ten years either party may convert the units to common units. In addition, the Company paid approximately $2.5 million in cash in lieu of units and approximately $1.5 million in other net closing costs and adjustments.
On September 6, 2006, the Company signed a definitive agreement to acquire the 525-room Westin O’Hare in Rosemont, Illinois, for $125 million in cash. Ashford intends to invest an additional $6.1 million in renovations over the first 24 months. On a trailing 12-month basis, the purchase price represents a cap rate of 6.5% on net operating income, an EBITDA yield of 7.8% and a 12.9x EBITDA multiple. Ashford will fund the acquisition with proceeds from its July 2006 follow-on offering and property-level debt. The acquisition is expected to close on or before November 9, 2006.
On September 15, 2006, the Company signed a definitive agreement to acquire seven full-service, upper-upscale hotels in six states totaling 2,004 rooms for $267.2 million in cash. Ashford intends to invest approximately $35.0 to $40.0 million in revenue-generating brand improvements during the first 12 months. The purchase price represents a trailing 12-month cap rate of 6.0% on net operating income, an EBITDA yield of 7.5% and a 13.4x EBITDA multiple. Ashford will fund the acquisition with proceeds from its July 2006 follow-on offering along with property level financing. Ashford will change management of the hotels from an affiliate of Interstate Hotels and Resorts to an affiliate of Remington Lodging and Hospitality. The acquisition is expected to close on or before December 7, 2006.
INVESTMENT OUTLOOK
Mr. Bennett concluded, “The outlook for the lodging industry and for Ashford remains very optimistic. Looking ahead to the fourth quarter and to 2007, we believe we are in the best financial shape in three years. Combined with our proven internal growth strategies of renovations, repositioning and capital recycling, this favorable environment positions us well for a strong finish to 2006.”
INVESTOR CONFERENCE CALL AND SIMULCAST
Ashford Hospitality Trust, Inc. will conduct a conference call at 11:00 a.m. ET on November 2, 2006, to discuss the third quarter results. The number to call for this interactive teleconference is 913-981-5520. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the confirmation number, 7598564.
The Company will also provide an online simulcast and rebroadcast of its third quarter 2006 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s website at www.ahtreit.com as well as on http://www.videonewswire.com/event.asp?id=35709 on November 2, 2006, beginning at 11:00 a.m. eastern time. The online replay will follow shortly after the call and continue for approximately one year.
Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real
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AHT Announces Second Quarter Results

November 1, 2006
estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO, AFFO, EBITDA, Hotel Operating Profit, nor CAD represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to fund our cash needs, including our ability to make cash distributions. However, management believes FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.
* * * * *
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, timing for closings, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-3, (File Number 333-131878), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Investment in hotel properties, net	$1,351,950	$1,106,668
Cash and cash equivalents	111,690	57,995
Restricted cash	15,387	27,842
Accounts receivable, net of allowance of $355 and $366, respectively	21,819	21,355
Inventories	1,387	1,186
Assets held for sale	2,451	117,873
Notes receivable	97,357	107,985
Deferred costs, net	12,822	13,975
Prepaid expenses	4,451	9,662
Other assets	33,228	4,014
Intangible assets, net	1,057	1,181
Due from third-party hotel managers	19,997	12,274
Due from affiliates	753	476

Total assets	$1,674,349	$1,482,486

LIABILITIES AND OWNERS’ EQUITY
Indebtedness	$753,654	$908,623
Capital leases payable	221	453
Accounts payable	13,322	9,984
Accrued expenses	28,314	21,054
Dividends payable	19,880	13,703
Deferred income	304	338
Deferred incentive managent fees	4,655	—
Unfavorable contract liability	15,599	—
Due to third-party hotel managers	1,929	1,385
Due to affiliates	1,829	5,654

Total liabilities	839,707	961,194

Commitments and contingencies
Minority interest	118,832	87,969
Preferred stock, $0.01 par value:
Series B Cumulative Convertible Redeemable Preferred Stock, 7,447,865 issued and outstanding at September 30, 2006 and December 31, 2005	75,000	75,000

Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 2,300,000 issued and outstanding at September 30, 2006 and December 31, 2005	23	23
Common stock, $0.01 par value, 200,000,000 shares authorized, 72,321,695 and 43,831,394 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	723	438
Additional paid-in capital	700,625	403,919
Unearned compensation	—	(4,792)
Accumulated other comprehensive income	369	1,372
Accumulated deficit	(60,930)	(42,637)

Total owners’ equity	640,810	358,323

Total liabilities and owners’ equity	$1,674,349	$1,482,486

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
REVENUE
Rooms	$98,585	$79,098	$285,162	$175,274
Food and beverage	18,796	13,371	54,079	35,597
Other	4,992	4,139	14,188	9,699

Total hotel revenue	122,373	96,608	353,429	220,570

Interest income from notes receivable	3,652	3,825	11,518	9,488
Asset management fees from affiliates	299	292	934	940

Total Revenue	126,324	100,725	365,881	230,998

EXPENSES
Hotel operating expenses
Rooms	22,559	17,917	62,895	39,079
Food and beverage	14,666	10,673	41,337	26,952
Other direct	2,279	1,623	6,033	3,843
Indirect	36,757	30,346	105,356	68,559
Management fees	4,668	3,820	13,884	7,693

Total hotel expenses	80,929	64,379	229,505	146,126

Property taxes, insurance, and other	7,439	5,553	19,887	12,004
Depreciation and amortization	13,812	9,045	37,120	19,185
Loss on reclassification from discontinued to continuing	—	—	863	—
Corporate general and administrative:
Stock-based compensation	1,411	952	4,120	2,484
Other corporate and administrative	3,398	2,931	10,838	7,923

Total Operating Expenses	106,989	82,860	302,333	187,722

OPERATING INCOME	19,335	17,865	63,548	43,276

Interest income	1,005	270	2,065	727
Interest expense	(10,940)	(11,443)	(33,703)	(22,217)
Amortization of loan costs	(495)	(1,136)	(1,470)	(3,123)
Write-off of loan costs and exit fees	—	—	(788)	(151)
Loss on debt extinguishment	—	—	—	(2,257)

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	8,905	5,556	29,652	16,255

Benefit from (provision for) income taxes	929	(1,235)	661	(1,213)
Minority interest	(1,184)	(873)	(4,565)	(3,068)

INCOME FROM CONTINUING OPERATIONS	8,650	3,448	25,748	11,974

Income from discontinued operations, net	—	2,474	1,387	2,463

NET INCOME	8,650	5,922	27,135	14,437

Preferred dividends	2,719	2,570	8,156	6,584

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$5,931	$3,352	$18,979	$7,853

Basic and Diluted:
Income From Continuing Operations Per Share Available To Common Shareholders	$0.09	$0.02	$0.30	$0.14

Income From Discontinued Operations Per Share	$—	$0.06	$0.02	$0.06

Net Income Per Share Available To Common Shareholders	$0.09	$0.08	$0.32	$0.20

Weighted Average Common Shares Outstanding	67,157,286	43,145,657	58,320,142	39,199,479

ASHFORD HOSPITALITY TRUST, INC.
EBITDA
(In Thousands)
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Net income	$8,650	$5,922	$27,135	$14,437

Add back:
Interest income	(1,005)	(270)	(2,065)	(727)
Interest expense and amortization of loan costs	11,435	12,579	35,173	25,340
Minority interest	1,184	1,500	4,860	3,690
Depreciation and amortization	13,812	9,045	37,120	19,185
Benefit from (provision for) income taxes	(929)	1,069	(692)	1,047

	24,497	23,923	74,396	48,535

EBITDA	$33,147	$29,845	$101,531	$62,972

For the nine months ended September 30, 2006, EBITDA has not been adjusted to add back the write-off of loan costs of approximately $788,000 and the loss from reclassification from discontinued to continuing of approximately $863,000.
For the nine months ended September 30, 2005, EBITDA has not been adjusted to add back the loss on debt extinguishment of approximately $2.3 million and the write-off of loan costs and exit fees of approximately $151,000.
ASHFORD HOSPITALITY TRUST, INC.
FFO and Adjusted FFO
(In Thousands, Except Share And Per Share Amounts)
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Net income available to common shareholders	$5,931	$3,352	$18,979	$7,853

Plus real estate depreciation and amortization	13,734	9,023	36,887	19,126
Remove minority interest	1,184	1,500	4,860	3,690

FFO available to common shareholders	$20,849	$13,875	$60,726	$30,669

Add back dividends on convertible preferred stock	1,490	1,341	4,469	2,897
Add back write-off of loan costs and exit fees	—	—	788	151
Add back loss on debt extinguishment	—	—	—	2,257
Add back loss from reclassification of discontinued to continuing	—	—	863	—

Adjusted FFO	$20,849	$15,216	$60,726	$35,974

Adjusted FFO per diluted share available to common shareholders	$0.25	$0.25	$0.86	$0.68

Diluted weighted average shares outstanding	88,343,497	61,834,146	77,957,660	52,813,148

ASHFORD HOSPITALITY TRUST, INC.
CASH AVAILABLE FOR DISTRIBUTION (“CAD”)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	September 30, 2006	(per diluted share)	September 30, 2005	(per diluted share)
Net income available to common shareholders	$5,931	$0.07	$3,352	$0.05
Add back dividends on convertible preferred stock	1,490	0.02	1,341	0.02

Total	$7,421	$0.08	$4,693	$0.08

Plus real estate depreciation and amortization	13,734	$0.16	9,023	$0.15
Remove minority interest	1,184	0.01	1,500	0.02
Plus stock-based compensation	1,411	0.02	952	0.02
Plus amortization of loan costs	495	0.01	1,136	0.02
Plus write-off of loan costs	—	0.00	—	0.00
Plus loss on debt extinguishment	—	0.00	—	0.00
Plus loss from reclassification of discontinued to continuing	—	0.00	—	0.00
Less debt premium amortization to reduce interest expense	(76)	(0.00)	(194)	(0.00)
Less capital improvements reserve	(4,864)	(0.06)	(2,832)	(0.05)

CAD	$19,305	$0.22	$14,278	$0.23

	Nine Months		Nine Months
	Ended		Ended
	September 30, 2006	(per diluted share)	September 30, 2005	(per diluted share)
Net income available to common shareholders	$18,979	$0.24	$7,853	$0.15
Add back dividends on convertible preferred stock	4,469	0.06	2,897	0.05

Total	$23,448	$0.30	$10,750	$0.20

Plus real estate depreciation and amortization	36,887	$0.47	19,126	$0.36
Remove minority interest	4,860	0.06	3,690	0.07
Plus stock-based compensation	4,120	0.05	2,484	0.05
Plus amortization of loan costs	1,470	0.02	3,123	0.06
Plus write-off of loan costs	788	0.01	151	0.00
Plus loss on debt extinguishment	—	—	2,257	0.04
Plus loss from reclassification of discontinued to continuing	863	0.01	—	0.00
Less debt premium amortization to reduce interest expense	(76)	(0.00)	(463)	(0.01)
Less capital improvements reserve	(12,816)	(0.16)	(7,230)	(0.14)

CAD	$59,544	$0.76	$33,888	$0.64

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT
(In Thousands)
(Unaudited)
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Nine Months Ended
	September 30, 2006	September 30, 2005	% Variance	September 30, 2006	September 30, 2005	% Variance
REVENUE
Rooms (1)	$101,193	$95,127	6.38%	$311,763	$284,998	9.39%
Food and beverage	20,204	19,491	3.66%	66,294	62,988	5.25%
Other	4,535	4,613	-1.69%	13,702	13,279	3.19%

Total hotel revenue	125,932	119,231	5.62%	391,759	361,265	8.44%

EXPENSES
Hotel operating expenses
Rooms	21,930	20,925	4.80%	65,917	61,363	7.42%
Food and beverage	15,679	15,598	0.52%	50,103	47,556	5.36%
Other direct	2,348	2,298	2.18%	6,888	6,553	5.11%
Indirect	38,334	36,603	4.73%	114,932	106,717	7.70%
Management fees, includes base and incentive fees	5,276	5,488	-3.86%	20,513	17,542	16.94%

Total hotel operating expenses	83,567	80,912	3.28%	258,353	239,731	7.77%

Property taxes, insurance, and other	7,690	6,558	17.26%	21,476	19,028	12.87%

HOTEL OPERATING PROFIT (Hotel EBITDA)	$34,675	$31,761	9.17%	$111,930	$102,506	9.19%

NOTE: The above pro forma table assumes the 73 hotel properties owned at September 30, 2006 were owned as of the beginning of the periods presented.
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Nine Months Ended
	September 30, 2006	September 30, 2005	% Variance	September 30, 2006	September 30, 2005	% Variance
REVENUE
Rooms (1)	$95,669	$88,920	7.59%	$290,589	$264,132	10.02%
Food and beverage	19,080	18,473	3.29%	62,227	59,489	4.60%
Other	4,334	4,307	0.63%	12,958	12,453	4.06%

Total hotel revenue	119,083	111,700	6.61%	365,774	336,074	8.84%

EXPENSES
Hotel operating expenses
Rooms	20,557	19,534	5.24%	61,439	57,114	7.57%
Food and beverage	14,783	14,694	0.61%	46,998	44,764	4.99%
Other direct	2,268	2,225	1.93%	6,649	6,351	4.69%
Indirect	36,178	34,535	4.76%	108,436	100,567	7.82%
Management fees, includes base and incentive fees	5,150	5,077	1.44%	19,101	16,184	18.02%

Total hotel operating expenses	78,936	76,065	3.77%	242,623	224,980	7.84%

Property taxes, insurance, and other	7,211	6,122	17.79%	19,934	17,609	13.20%

HOTEL OPERATING PROFIT (Hotel EBITDA)	$32,936	$29,513	11.60%	$103,217	$93,485	10.41%

NOTE: The above pro forma table assumes the 67 hotel properties owned at September 30, 2006 but not under renovation for the three and nine months ended September 30, 2006 were owned as of the beginning of the periods presented.

(1)	On March 26, 2006, the Company converted its Radisson hotel in Ft. Worth, Texas, to a Hilton hotel, which resulted in a room count reduction from 517 to 294. Consequently, the increase in pro forma RevPAR exceeded the increase in pro forma room revenues for the three and nine months ended September 30, 2006 compared to the same 2005 periods.

ASHFORD HOSPITALITY TRUST, INC.
KEY PERFORMANCE INDICATORS — PRO FORMA
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	% Variance	2006	2005	% Variance
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

Room revenues (1)	$101,192,627	$95,127,144	6.38%	$311,763,010	$284,997,523	9.39%
RevPAR (1)	$87.43	$80.86	8.13%	$89.96	$81.35	10.58%
Occupancy	76.03%	74.74%	1.72%	75.65%	73.84%	2.45%
ADR	$114.99	$108.18	6.30%	$118.91	$110.17	7.93%
NOTE: The above pro forma table assumes the 73 hotel properties owned at September 30, 2006 were owned as of the beginning of the periods presented.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	% Variance	2006	2005	% Variance
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

Room revenues (1)	$95,669,278	$88,919,636	7.59%	$290,588,824	$264,132,297	10.02%
RevPAR (1)	$89.11	$81.38	9.50%	$90.38	$81.20	11.30%
Occupancy	77.20%	75.00%	2.93%	76.08%	73.83%	3.05%
ADR	$115.43	$108.51	6.38%	$118.80	$109.99	8.01%
NOTE: The above pro forma table assumes the 67 hotel properties owned at September 30, 2006 but not under renovation for the three and nine months ended September 30, 2006 were owned as of the beginning of the periods presented.
Excluded Hotels Under Renovation:
     Courtyard Crystal City Reagan Airport, SpringHill Suites Kennesaw, SpringHill Suites Jacksonville, Sea Turtle Inn Jacksonville,
     Courtyard Palm Desert, Courtyard Atlanta Alpharetta

(1)	On March 26, 2006, the Company converted its Radisson hotel in Ft. Worth, Texas, to a Hilton hotel, which resulted in a room count reduction from 517 to 294. Consequently, the increase in pro forma RevPAR exceeded the increase in pro forma room revenues for the three and nine months ended September 30, 2006 compared to the same 2005 periods.

ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Region
(Unaudited)

			Three Months Ended		Nine Months Ended		Percent
			September 30,		September 30,		Change in RevPAR
Region	Number of Hotels	Number of Rooms	2006	2005	2006	2005	Quarter	YTD
Pacific (1)	8	1,966	$99.64	$94.80	$102.38	$94.62	5.1%	8.2%
Mountain (2)	5	869	$100.11	$89.03	$99.34	$90.82	12.4%	9.4%
West North Central (3)	2	390	$82.18	$78.13	$76.13	$71.61	5.2%	6.3%
West South Central (4)	6	1,082	$92.48	$69.34	$89.01	$69.10	33.4%	28.8%
East North Central (5)	11	1,682	$69.95	$61.79	$66.02	$58.18	13.2%	13.5%
East South Central (6)	4	573	$67.37	$65.29	$64.48	$60.87	3.2%	5.9%
Middle Atlantic (7)	4	685	$97.08	$88.84	$80.15	$71.16	9.3%	12.6%
South Atlantic (8)	29	5,226	$89.04	$86.75	$100.82	$93.45	2.6%	7.9%
New England (9)	4	490	$64.36	$57.73	$51.56	$46.65	11.5%	10.5%

Total Portfolio	73	12,963	$87.43	$80.86	$89.96	$81.35	8.1%	10.6%

(1)	Includes California

(2)	Includes Nevada, Arizona, New Mexico and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York, New Jersey and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts and Maine
NOTE: The above pro forma table assumes the 73 hotel properties owned as of September 30, 2006 were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Brand
(Unaudited)

			Three Months Ended		Nine Months Ended		Percent
			September 30,		September 30,		Change in RevPAR
Brand	Number of Hotels	Number of Rooms	2006	2005	2006	2005	Quarter	YTD
Hilton	22	3,638	$88.15	$75.74	$88.87	$77.28	16.4%	15.0%
Hyatt	2	970	$96.10	$95.97	$99.00	$93.86	0.1%	5.5%
InterContinental	2	420	$118.83	$107.70	$136.27	$120.02	10.3%	13.5%
Independent	2	317	$79.87	$80.34	$82.41	$85.54	-0.6%	-3.7%
Marriott	37	5,855	$87.08	$84.06	$93.88	$86.13	3.6%	9.0%
Radisson	6	1,354	$68.50	$58.74	$60.10	$54.62	16.6%	10.0%
Starwood	2	409	$101.64	$96.71	$82.77	$71.58	5.1%	15.6%

Total Portfolio	73	12,963	$87.43	$80.86	$89.96	$81.35	8.1%	10.6%

NOTE: The above pro forma table assumes the 73 hotel properties owned as of September 30, 2006 were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel Operating Profit by Region
(In Thousands)
(Unaudited)

				Three Months Ended				Nine Months Ended			Percent Change in
			September 30,				September 30,				Hotel Operating Profit
Region	Number of Hotels	Number of Rooms	2006	% Total	2005	% Total	2006	% Total	2005	% Total	Quarter	YTD
Pacific (1)	8	1,966	$5,404	15.6%	$5,932	18.7%	$18,604	16.6%	$19,190	18.7%	-8.9%	-3.1%
Mountain (2)	5	869	$3,059	8.8%	$2,475	7.8%	$8,893	7.9%	$7,638	7.5%	23.6%	16.4%
West North Central (3)	2	390	$1,227	3.5%	$1,131	3.6%	$3,170	2.8%	$2,928	2.9%	8.5%	8.3%
West South Central (4)	6	1,082	$2,934	8.5%	$2,279	7.2%	$8,086	7.2%	$7,058	6.9%	28.7%	14.6%
East North Central (5)	11	1,682	$4,117	11.9%	$2,817	8.9%	$10,730	9.6%	$8,394	8.2%	46.1%	27.8%
East South Central (6)	4	573	$1,157	3.3%	$1,154	3.6%	$3,259	2.9%	$3,105	3.0%	0.3%	5.0%
Middle Atlantic (7)	4	685	$2,256	6.5%	$1,600	5.0%	$4,419	3.9%	$2,807	2.7%	41.0%	57.4%
South Atlantic (8)	29	5,226	$13,640	39.3%	$13,535	42.6%	$53,481	47.8%	$50,092	48.9%	0.8%	6.8%
New England (9)	4	490	$881	2.5%	$838	2.6%	$1,288	1.2%	$1,294	1.3%	5.1%	-0.5%

Total Portfolio	73	12,963	$34,675	100.0%	$31,761	100.0%	$111,930	100.0%	$102,506	100.0%	9.2%	9.2%

(1)	Includes California

(2)	Includes Nevada, Arizona, New Mexico and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York, New Jersey and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts and Maine
NOTE: The above pro forma table assumes the 73 hotel properties owned as of September 30, 2006 were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT MARGIN
(Unaudited)
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:
HOTEL OPERATING PROFIT (EBITDA) MARGIN:

3rd Quarter 2006	27.66%
3rd Quarter 2005	26.42%

Variance	1.24%

HOTEL OPERATING PROFIT (EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	0.23%
Food & Beverage and Other Departmental	0.83%
Administrative & General	0.11%
Sales & Marketing	0.30%
Hospitality	-0.02%
Repair & Maintenance	0.26%
Energy	0.05%
Franchise Fee	-0.39%
Management Fee	0.02%
Incentive Management Fee	0.20%
Insurance	-0.10%
Property Taxes	-0.47%
Leases/Other	0.23%

Total	1.24%

ASHFORD HOSPITALITY TRUST, INC.
SEASONALITY TABLE
(In Thousands)
(Unaudited)
PRO FORMA RESULTS
ALL 73 HOTELS OWNED AS OF SEPTEMBER 30, 2006:

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Year End
2005
Total Hotel Revenue	115,511	126,523	119,231	133,670	494,935
Hotel EBITDA	32,826	37,914	31,761	33,267	135,768
Hotel EBITDA Margin	28.4%	30.0%	26.6%	24.9%	27.4%

2006
Total Hotel Revenue	126,190	139,637	125,932
Hotel EBITDA	34,305	42,950	34,675
Hotel EBITDA Margin	27.2%	30.8%	27.5%
NOTE: The above pro forma table assumes that the 73 hotel properties owned at September 30, 2006 were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.
Capital Expenditures Calendar
73 Core Hotels

		2004				2005				2006				2007
		Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Estimated	Estimated	Estimated	Estimated	Estimated
	Rooms	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Doubletree Suites Columbus	194	x	x	x
Doubletree Suites Dayton	137	x	x	x
Embassy Suites East Syracuse	215	x	x	x
Embassy Suites Phoenix Airport	229		x	x	x
Sheraton Bucks County	187			x	x	x	x
Hyatt Regency Orange County	654				x
Hampton Inn Mall of Georgia	92					x	x
Hampton Inn Terre Haute	112					x	x	x
Hampton Inn Horse Cave	101					x	x	x
Hampton Inn Evansville	141					x	x	x
Hilton St. Petersburg Bayfront	333					x	x	x
Fairfield Inn Evansville West	110					x	x	x
Fairfield Inn Princeton	73					x	x	x
Courtyard Bloomington	117					x	x	x
Residence Inn Evansville	78					x	x	x					x	x
Courtyard Columbus Tipton Lakes	90					x	x	x					x	x
Radisson Milford	173					x	x		x	x
Residence Inn Salt Lake City	144						x
Hilton Fort Worth	294						x	x	x	x
Residence Inn Palm Desert	130							x	x
Historic Inns of Annapolis	124							x	x	x	x
Embassy Suites Houston	150								x	x
Radisson Rockland	127								x	x
Residence Inn San Diego Sorrento Mesa	150								x	x
Radisson Hotel Airport — Indianapolis	259								x	x
Hilton Nassau Bay — Clear Lake	243								x	x
Sheraton Minneapolis West	222								x	x	x
Embassy Suites West Palm Beach	160								x	x	x
Radisson City Center — Indianapolis	371								x	x
Crowne Plaza Beverly Hills	260								x	x
Residence Inn Fairfax Merrifield	159										x
Courtyard Crystal City Reagan Airport	272										x	x
Courtyard Palm Desert	151											x
SpringHill Suites Kennesaw	90											x	x	x
SpringHill Suites Jacksonville	102											x	x	x
Sea Turtle Inn Jacksonville	193											x	x	x	x	x	x
Courtyard Atlanta Alpharetta	154											x	x	x
Marriott Crystal Gateway	697												x	x	x		x
Hilton Santa Fe	157												x	x	x		x
SpringHill Suites BWI Airport	133												x	x	x
SpringHill Suites Centreville	136												x	x	x
SpringHill Suites Gaithersburg	162												x	x	x
Courtyard Overland Park	168												x	x	x
Hilton Garden Inn Jacksonville	119													x	x	x
Hyatt Dulles	316													x	x		x
TownePlace Suites Miami Lakes	95														x	x	x
TownePlace Suites Ft. Worth	95														x	x	x
TownePlace Suites Miami Airport	95														x	x	x
TownePlace Suites Portland Scarborough	95														x	x	x
Hampton Inn Lawrenceville	86														x	x	x
Homewood Suites Mobile	86														x	x	x
SpringHill Suites Mall of Georgia	96														x	x	x
JW Marriott San Francisco	338														x	x	x
Embassy Suites Las Vegas Airport	220															x	x
Residence Inn Lake Buena Vista	210															x	x
Marriott at Research Triangle Park	225																x
Courtyard Louisville Airport	150																x
TownePlace Suites Boston Tewksbury	95																x
TownePlace Suites Newark Silicon Valley	127																x
TownePlace Suites Mt. Laurel	95																x
SpringHill Suites Charlotte	136																x
SpringHill Suites Raleigh Airport	120																x
Courtyard Ft. Lauderdale Weston	174
Courtyard Foothill Ranch Irvine	156
Embassy Suites Austin Arboretum	150
Embassy Suites Dallas Galleria	150
Embassy Suites Dulles Int’l	150
Embassy Suites Flagstaff	119
Fairfield Inn and Suites Kennesaw	87
Crowne Plaza La Concha — Key West	160
Radisson Cincinnati Riverfront	236
Radisson Hotel MacArthur Airport	188
Residence Inn Orlando Sea World	350

Ashford Hospitality Trust, Inc.
Debt Summary
As of September 30, 2006
(in millions)

	Fixed-Rate	Floating-Rate	Total
	Debt	Debt	Debt
$487.1 million mortgage note payable secured by 32 hotel properties, matures between July 1, 2015 and February 1, 2016, at an average interest rate of 5.41%	$487.1	$—	$487.1
$211.5 million term loan secured by 16 hotel properties, matures between December 11, 2014 and December 11, 2015, at an average interest rate of 5.73%	211.5	—	211.5
$150.0 million secured credit facility secured by 9 hotel properties, matures August 16, 2008, at an interest rate of LIBOR plus a range of 1.6% to 1.85% depending on the loan-to-value ratio	—	—	—
$100.0 million secured credit facility secured by 8 mezzanine notes receivable, matures December 23, 2008, at an interest rate of LIBOR plus a range of 1.5% to 2.75% depending on the loan-to-value ratio and collateral pledged	—	—	—
$47.5 million secured credit facility secured by 1 hotel property, matures October 10, 2008, at an interest rate of LIBOR plus 1.0% to 1.5% depending on the outstanding balance	—	—	—
Mortgage note payable secured by one hotel property, matures December 1, 2017, at an interest rate of 7.24% through December 31, 2007 and 7.39% thereafter	53.0	—	53.0

Total Debt Excluding Premium	$751.6	$—	$751.6

Mark-to-Market Premium			2.0

Total Debt Including Premium			$753.6

Percentage of Total	100.00%	0.00%	100.00%

Weighted Average Interest Rate at September 30, 2006			5.59%